Exhibit 21.1
LIST OF SUBSIDIARIES
The following entities are subsidiaries of Medline Inc. as of the date of this Annual Report

Name	Jurisdiction of Organization or Incorporation
Aplicare Products, LLC	Illinois
Centurion Medical Products, LP	Delaware
ESMA-Med-Uxbridge, LLC	Massachusetts
ESNY-Med-Montgomery, LLC	New York
Excelsior Medical, LLC	Illinois
Healthcare Recovery Services LLC	Illinois
MBSI, LLC	Illinois
Medical Sterilization Company (NLMX), LP	Delaware
Medical Sterilization Company (US), LP	Delaware
Medical Sterilization GP, LLC	Delaware
Medical Sterilization Holdings, LP	Delaware
Medline Asia Holdings Pte. Ltd.	Singapore
Medline Asia Trading	China
Medline Assembly Australia Pty Ltd	Australia
Medline Assembly France SAS	France
Medline Assembly Slovakia s.r.o.	Slovakia
Medline Austria GmbH	Austria
Medline Bermuda Holdings LLC	Delaware
Medline Borrower, LP	Delaware
Medline Canada, Corporation	Canada
Medline Chile SpA	Chile
Medline Co-Issuer, Inc.	Delaware
Medline Costa Rica Srl	Costa Rica
Medline DME GP, LLC	Delaware

Exhibit 21.1

Medline DME TN, LP	Delaware
Medline DME, LP	Delaware
Medline Healthcare Industries Private Limited	India
Medline Holdings, LP	Delaware
Medline Hong Kong Limited	Hong Kong
Medline Industries Asia Pte. Ltd.	Singapore
Medline Industries Holdings, L.P.	Delaware
Medline Industries Inc. FZCO	United Arab Emirates
Medline Industries India Private Limited	India
Medline Industries Limited	United Kingdom
Medline Industries Malaysia SDN BHD	Malaysia
Medline Industries Singapore Pte. Ltd.	Singapore
Medline Industries, LP	Illinois
Medline Industries, LP (Shanghai) Ltd.	China
Medline Intermediate, LP	Delaware
Medline International B.V.	Netherlands
Medline International Belgium B.V.	Belgium
Medline International Capital B.V.	Netherlands
Medline International Colombia S.A.S.	Colombia
Medline International CZ s.r.o.	Czech Republic
Medline International France SAS	France
Medline International Germany GmbH	Germany
Medline International Holdco, Inc.	Delaware
Medline International Iberia S.L.	Spain
Medline International Italy S.r.l	Italy
Medline International, LLC	Illinois
Medline International Netherlands BV	Netherlands

Exhibit 21.1

Medline International New Zealand Limited	New Zealand
Medline International Portugal, Unipessoal Lda.	Portugal
Medline International Switzerland Sarl	Switzerland
Medline International Two Australia Pty Ltd.	Australia
Medline International Two, LLC	Illinois
Medline Ireland Limited	Ireland
Medline Japan G.K.	Japan
Medline Korea, LLC	South Korea
Medline Logistics Japan G.K.	Japan
Medline Malta Holdings Ltd. Medline Management Aggregator, LLC	Malta Delaware
Medline Mexico Holdings, LLC	Illinois
Medline Mexico S de RL de CV	Mexico
Medline Mills Industries LLC	Illinois
Medline Mills LLC Medline One Mexico Holdings, LLC	Illinois Delaware
Medline Operations France SAS	France
Medline Operations Germany GmbH	Germany
Medline Operations Italy S.r.l.	Italy
Medline Operations Ltd.	United Kingdom
Medline Panama Administration LLC S. de R.L.	Panama
Medline Panama LLC S. de R.L.	Panama
Medline Panama Sales LLC S. de R.L.	Panama
Medline Pharmacy LLC	Illinois
Medline Puerto Rico, LLC	Puerto Rico
Medline Real Estate Germany GmbH & Co. KG	Germany
Medline Regional Headquarters Company	Saudi Arabia

Exhibit 21.1

Medline Services France SAS	France
Medline Services Switzerland Sarl	Switzerland
Medline Services UK Limited	United Kingdom
Medline SI, Trgovina D.O.O.	Slovenia
Medline Slovakia s.r.o.	Slovakia
Medline Soluciones Medicas Holdings, LLC	Illinois
Medline Soluciones Medicas, S de RL de CV	Mexico
Medline Sooner Acquisition, LLC	Illinois
Medline South Africa (PTY) Ltd.	South Africa
Medline Stellar Australia Pty Ltd.	Australia
Medline Stellar Germany GmbH	Germany
Medline Stellar Italy S.r.l.	Italy
Medline Stellar UK Limited	United Kingdom
Medline Supply Solutions Pty Ltd.	Australia
Medline Sweden AB	Sweden
Medline United Kingdom LLC	Illinois
Medline Ventures, LLC	Illinois
Medline Vietnam Trading Company Limited	Vietnam
Medline International Capital B.V.	Netherlands
MedTrans LLC	Delaware
Mexicali Directo Holdings, LLC	Illinois
Mexicali Directo AL Cliente S de RL de CV	Mexico
Microtek Dominicana Holdings, LLC	Delaware
Microtek Dominicana, S.A.S.	Dominican Republic
Microtek Medical B.V.	Netherlands
Microtek Medical LLC	Delaware
Microtek Medical Malta Limited	Malta

Exhibit 21.1

ML Products, LLC	Oklahoma
MMS, L.L.C.	Oklahoma
Modular Medical Products N.T. Pty. Ltd. MOMH, LLC Mozart Coinvestors LLC	Australia Delaware Delaware
Mozart GP, LLC	Delaware
MRE Propco, LP	Delaware
MSMH NL, LLC	Illinois
Northpoint Medical Processing, LLC	Illinois
Nuevo Laredo Directo Al Cliente S. de R.L. de C.V.	Mexico
PDM Holdings, LLC	Illinois
PluroGen Therapeutics, LLC	Delaware
PMM Holdings, LLC	Illinois
PrefConnect, LLC	Texas
Productos Medline Mexicali S de RL de CV	Mexico
Productos Medline SA de CV	Mexico
RCI Hudson de Mexico S de RL de CV	Mexico
RCI Hudson Mexico Holdings, LLC	Illinois
Simcon International LLC	Illinois
Stellar Holdco, LLC	Delaware
Surgical Instrument Services and Savings, LLC	Nevada
Suture Express, LLC	Kansas
TCS Nuevo Laredo, LLC	Delaware
Thin Candied Shell, LLC	Illinois
Thin Candy Shell, LLC	Michigan
Tri-State de Mexico S de RL de CV	Mexico
Tri-State Mexico Holdings, LLC	Illinois
United Medco, LLC	Florida